Exhibit 99.1

j2 Global Acquires Venali, Inc.

LOS ANGELES—September 8, 2010—j2 Global Communications, Inc. [NASDAQGS:JCOM], the provider of outsourced, value-added messaging and communication services, today announced that it has acquired Venali, Inc., a Miami-based provider of enterprise Internet fax messaging solutions.  The purchase price was approximately $17 million.  Venali’s principal assets include its on-going messaging business, which generated approximately $10 million in revenues over the trailing 12 month period, and its issued and pending U.S. and foreign patents.  All pending patent litigation between j2 and Venali has been dismissed with prejudice.

“We are excited to bring Venali and its numerous Fortune 500 customers to j2 Global,” said Hemi Zucker, j2 Global’s chief executive officer.  “j2 today has approximately 1,400,000 paid DIDs deployed to its fax, voice and unified messaging and communications customers.  Through integrating Venali’s business into j2, a process which we have already initiated, we intend to bring Venali’s customers substantial benefits, including expanded service offerings and industry-leading customer support.  Additionally, Venali’s customers will have the security of knowing that their provider is financially strong and is committed for the long term to providing the very best messaging and communications services to its customers,” added Mr. Zucker.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. With offices in eight cities worldwide, j2 Global’s network spans more than 4,100 cities in 49 countries on six continents. The Company’s websites appear in numerous languages, including Dutch, French, German, Spanish, English and more. Payments are accepted in currencies that include the U.S. Dollar, British Pound, Canadian Dollar, Japanese Yen, Euro, Hong Kong Dollar and more. j2 Global provides live sales and customer service support in multiple languages, including English, Spanish, Dutch, German, French, Cantonese and more. j2 Global markets its services principally under the brands eFax®, eFax Corporate®, Onebox®, eVoice® and Electric Mail®. As of December 31, 2009, j2 Global had achieved 14 consecutive fiscal years of revenue growth and eight consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit http://www.j2global.com.

Contact:
Jeff Adelman
j2 Global Communications, Inc.
323-372-3617
press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: our ability to successfully integrate Venali’s business and customers into our business and operations and our ability to retain Venali’s customer base, our ability to launch additional marketing programs and the success of those programs, our ability to release new products and the success of those products, our ability to expand our network and services into new geographic regions, and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2009 Annual Report on Form 10-K filed by j2 Global on February 23, 2010, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these expectations.